UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016

MERIDIAN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36573	46-5396964
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

67 Prospect Street, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 26, 2016, the Board of Directors of Meridian Bancorp, Inc. (the “Company”) appointed Russell Chin and Cynthia Carney to the Board of Directors of the Company. It has not been determined at this time which committees of the Board of Directors, if any, Mr. Chin or Ms. Carney will be added to.

There are no arrangements or understandings between either Mr. Chin or Ms. Carney and any other person pursuant to which each individual became a director. Neither Mr. Chin nor Ms. Carney is a party to any transaction with the Company or East Boston Savings Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Chin and Ms. Carney will receive the standard compensatory arrangements that the Company currently provides its non-employee directors, as described in “Director Compensation—Meeting Fees for Non-Employee Directors” in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 18, 2016, and be eligible to receive awards under the Company’s 2015 Equity Incentive Plan.

Item 9.01.	Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN BANCORP, INC.

DATE: August 1, 2016	By:	/s/ Mark L. Abbate
Mark L. Abbate Executive Vice President, Treasurer and Chief Financial Officer